    As filed with the Securities and Exchange Commission on August 16, 1996.
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C.


                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                WorldCom, Inc. (F/K/A LDDS Communications, Inc.)
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Georgia                                           58-1521612
- ---------------------------------------------               --------------------
(State or other jurisdiction of incorporation               (I.R.S. Employer
  or organization)                                           Identification No.)


         515 East Amite Street
         Jackson, Mississippi                                     39201-2702
- ----------------------------------------                    --------------------
(Address of Principal Executive Offices)                          (Zip Code)

  LDDS Communications, Inc. Third Amended and Restated 1990 Stock Option Plan
- --------------------------------------------------------------------------------
                           (Full title of the plans)

                            P. Bruce Borghardt, Esq.
                                 WorldCom, Inc.
                           10777 Sunset Office Drive
                                   Suite 330
                           St. Louis, Missouri 63127
- --------------------------------------------------------------------------------
                    (Name and address of agent for service)

                               (314) 909-4100
- --------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
                                                   Proposed              Proposed
       Title of               Amount                maximum               maximum              Amount of
      securities               to be            offering price      aggregate offering       registration
   to be registered         registered            per share(1)            price(1)                fee
- ---------------------------------------------------------------------------------------------------------
     Common stock           16,924,028              $26.69             $451,659,997            $155,745
    $0.01 par value           shares(2)
- ---------------------------------------------------------------------------------------------------------

                 This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by WorldCom, Inc. (the "Company") with respect to the LDDS Communications, Inc. Third Amended and Restated 1990 Stock Option Plan, the LDDS Communications, Inc. 1988 Non-Qualified Stock Option Plan, the LDDS/ATC 1988 Stock Option Plan, the LDDS/ATC Second 1988 Stock Option Plan, the Advantage Companies Inc. Performance Stock Option Plan 1987, the LDDS/ATC 1984 Incentive Stock Option Plan, and the LDDS/ATC 1984 Non-Statutory Stock Option Plan (the "Plans") on September 23, 1993, Registration No. 33-69322, are incorporated by reference into this Registration Statement.


Item 8.  Exhibits

         See Exhibit Index.





- ----------------------

    (1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee. Proposed maximum offering price represents the average of the high and low prices for shares of common stock reported on the Nasdaq National Market on August 9, 1996.

    (2) This Registration Statement also covers such additional shares of common stock as may be issuable pursuant to antidilution provisions.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on August 16, 1996.


                                        WORLDCOM, INC.



                                        By:   /s/ Scott D. Sullivan
                                              ----------------------------------
                                              Scott D. Sullivan
                                              Chief Financial Officer


                               POWER OF ATTORNEY

                 Each person whose signature appears below hereby constitutes and appoints Bernard J. Ebbers, Scott D. Sullivan and P. Bruce Borghardt, and each of them (with full power to each of them to act alone), his true and lawful attorneys in fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                              Title                             Date
         ----                              -----                             ----
/s/ Carl J. Aycock                         Director                          August 16, 1996
- --------------------------
Carl J. Aycock


/s/ Max E. Bobbitt                         Director                          August 16, 1996
- --------------------------
Max E. Bobbitt



/s/ Bernard J. Ebbers                      Director,                         August 16, 1996
- --------------------------                 President and
Bernard J. Ebbers                          Chief Executive
                                           Officer

         Name                              Title                             Date
         ----                              -----                             ----
/s/ Francesco Galesi                       Director                          August 16, 1996
- --------------------------
Francesco Galesi


/s/ Stiles A. Kellett, Jr.                 Director                          August 16, 1996
- --------------------------
Stiles A. Kellett, Jr.


                                           Director                          August   , 1996
- --------------------------
Silvia Kessel


                                           Director                          August ____, 1996
- --------------------------
John W. Kluge


/s/ John A. Porter                         Director                          August 16, 1996
- --------------------------
John A. Porter


/s/ Stuart Subotnick                       Director                          August 16, 1996
- --------------------------
Stuart Subotnick

                                           Director,
/s/ Scott D. Sullivan                      Secretary, and                    August 16, 1996
- --------------------------                 Chief Financial
Scott D. Sullivan                          Officer, (Principal
                                           Financial Officer and
                                           Principal Accounting
                                           Officer

/s/ Lawrence C. Tucker                     Director                          August 16, 1996
- --------------------------
Lawrence C. Tucker


/s/ Roy A. Wilkens                         Director, Chief Executive         August 16, 1996
- --------------------------                 Officer, WilTel
Roy A. Wilkens

                                 EXHIBIT INDEX

     Exhibit Number                                Description                                    Page
     --------------                                -----------                                    ----
          5.1            Opinion of P. Bruce Borghardt as to the legality of the
                         Securities to be issued
                                                                                                  -----

          23.1           Consent of Arthur Andersen LLP
                                                                                                  -----

          23.2           Consent of Deloitte & Touche LLP
                                                                                                  -----

          23.3           Consent of Ernst & Young LLP
                                                                                                  -----

          23.4           Consent of P. Bruce Borghardt (included in Exhibit 5.1)
                                                                                                  -----

          24.1           Power of Attorney (included in Signature Pages)





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